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                                    EXHIBIT 5

                             SHUSTAK JALIL & HELLER

                           A PROFESSIONAL CORPORATION

                               545 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                            TELEPHONE: (212) 688-5900

                            FACSIMILE (212) 688-6151

                                     -------

                               401 WEST "A" STREET
                                   SUITE 2330

                                SAN DIEGO, CA 92101             Geneva
                            TELEPHONE: (619) 696-9500           _____
                            FACSIMILE: (619) 615-5290      email@shufirm.com
                                                             www.shufirm.com

                                             May 17, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         RE:      Acquireu.com, Inc.
                  Registration Statement on Form SB-2
                  File No. 333-80041
                  -----------------------------------

Dear Sir or Madam:

         We have been requested to render this opinion as counsel for Acquireu.com, Inc. a Florida corporation (the "Company").

         In our opinion, the shares being registered will, when sold, be legally issued, fully paid and non-assessable shares of common stock of the Company.

         We consent to the filing of the opinion as part of the Registration Statement of the Company.

                                   Sincerely,

                                   SHUSTAK JALIL & HELLER


                                   By: /s/James P. Jalil
                                      -----------------------